FOR IMMEDIATE RELEASE

Pinnacle Foods Inc. Completes Pricing for Previously-Announced Refinancing

PARSIPPANY, NEW JERSEY, April 17, 2013 - Pinnacle Foods Inc. (NYSE: PF) announced today that its indirect wholly-owned subsidiary, Pinnacle Foods Finance LLC (“Pinnacle Foods”), completed the pricing for its previously-announced refinancing of its senior secured credit facilities.
The refinancing consists of senior secured credit facilities totaling $1,780 million, comprised of a senior secured term loan facility in an aggregate principal amount of $1,630 million due 2020 (the “term loan facility”) and a revolving credit facility of $150 million due 2018 (the “revolving credit facility”). Borrowings under the term loan facility will bear interest at the option of Pinnacle Foods at a rate of either (i) LIBOR (subject to a floor of 0.75%) plus an applicable margin of 2.50% or (ii) a base rate (subject to a floor of 1.75%) plus an applicable margin of 1.50%. In addition, upon achieving total net leverage of 4.25x or below, the interest rate on the term loan facility will be reduced by 0.25%, provided that the interest rate step-down shall not apply in the first six months after the issuance of the term loan. Borrowings under the revolving credit facility will bear interest, at the option of Pinnacle Foods, at a rate of either (i) LIBOR plus an applicable margin of 2.50% or (ii) a base rate plus an applicable margin of 1.50%, in each case subject to a similar leverage-based interest rate step-down as the term loan facility.
In addition, as previously disclosed, Pinnacle Foods also priced $350 million aggregate principal amount of senior unsecured debt due 2021 at 4.875% as part of the refinancing.
Pinnacle Foods intends to use the proceeds from the refinancing to repay its existing senior secured term loan debt currently totaling approximately $1,515 million aggregate principal amount, to redeem all $400 million aggregate principal amount of its 8.25% Senior Notes due 2017 and to pay related premiums, fees and expenses. The obligation of Pinnacle Foods to repay its existing indebtedness is conditioned upon the consummation of the refinancing.
The refinancing, which is expected to close on or about April 29, 2013, is subject to market and other customary conditions and there can be no assurance that the refinancing will occur on the terms described or at all.

FORWARD-LOOKING STATEMENTS
Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and we assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.
CONTACT:
Maria Sceppaguercio
Senior Vice President, Investor Relations
(973) 541-8629